UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PROGINET CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required

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	1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROGINET CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 22, 2005

To the Stockholders of Proginet Corporation:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Proginet Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, November 22, 2005 at 5:00 p.m. local time, at the conference facility of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York 11530 for the following purposes:

1.	To elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP to serve as the Company's independent registered public accountants for the fiscal year ending July 31, 2006; and

3.
To approve an amendment to the 2000 Stock Option Plan of Proginet Corporation, a copy of which is set forth on Exhibit A, pursuant to which an additional 500,000 shares of the Company's common stock are reserved for issuance under such Plan.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.

The Board of Directors has fixed the close of business on October 3, 2005 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the Company at 200 Garden City Plaza, Garden City, NY 11530.

Whether or not you expect to be present at the meeting, please promptly mark, sign and date the enclosed proxy and return it in the enclosed pre-addressed envelope to American Stock Transfer & Trust Company, the transfer agent of the Company, located at 59 Maiden Lane, New York, New York 10038.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin M. Kelly
President and Chief Executive Officer

Garden City, New York

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

IMPORTANT
The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience.

2005 ANNUAL MEETING OF STOCKHOLDERS
OF
PROGINET CORPORATION
__________________________

PROXY STATEMENT
__________________________

The Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Proginet Corporation, a Delaware corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 22, 2005, at 5:00 p.m. local time, at the conference facility of Proginet Corporation, 200 Garden City Plaza, Suite 220, Garden City, New York, 11530, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

The approximate date that this Proxy Statement and the enclosed proxy are first being sent to stockholders (the "Stockholders") of the Company is October 11, 2005. Stockholders should review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended July 31, 2005, which accompanies this Proxy Statement. The Company's principal executive offices are located at 200 Garden City Plaza, Garden City, New York 11530, and its telephone number is (516) 535-3600. The Company can also be contacted via the Internet at www.proginet.com.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should you so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the form of proxy and any additional solicitation materials furnished to the Stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited without extra compensation paid by the Company by directors, officers and employees of the Company by telephone, facsimile or personal interview.

PURPOSES OF THE MEETING

At the Annual Meeting, the Stockholders will consider and vote upon the following matters:

1.	The election of six directors to the Company's Board of Directors to serve until the Company's 2006 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	The ratification of the appointment of BDO Seidman, LLP as the independent registered public accountants of the Company for the fiscal year ending July 31, 2006;

3.
The approval of an amendment to the 2000 Stock Option Plan of Proginet Corporation, a copy of which is set forth on Exhibit A, pursuant to which an additional 500,000 shares of the Company's common stock are reserved for issuance under such Plan.

4.	Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of the election of the nominees for director named below and in favor of ratification of the appointment of independent registered public accountants and in favor of the approval of the amendment to the 2000 Stock Option Plan. In the event a Stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on October 3, 2005 as the record date (the "Record Date") for determining Stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,628,609 shares of Common Stock, issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on each matter submitted to Stockholders for approval at the Annual Meeting.

The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. The ratification of independent registered public accountants and the approval of the amendment of the 2000 Stock Option Plan each requires the affirmative vote of a majority of the votes cast in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if at least 34% of the outstanding shares of Common Stock, as of the Record Date, are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote but not cast, therefore, abstentions have no legal effect on the vote on that particular matter. Broker non-votes will be deemed not present or entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 3, 2005, information with respect to the beneficial ownership of the Company's Common Stock by (i) each Stockholder known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation"; and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, each of the Stockholders has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock % (2)
John Mazzone 24 Ferris Drive Clifton, NJ 07013	781,660 (3)	5.34%
Scot Cohen 20 East 20th Street, Apt. 6W New York, NY	910,149(5)	6.22%
John C. Daily 18 Holly Lane Rye, NY 10580	344,000 (4)	2.38%
George T. Hawes 49 Central Drive Plandome, NY 11030	687,400 (4)	4.68%
Dr. E. Kelly Hyslop Ard na Gaoithe Knockeen, Goleen W.Cork, Ireland	519,494 (4)	3.50%
William Loscalzo 1 Plantation Drive Freehold, NJ 07728	65,000 (4)	.44%
Stephen Sternbach 11 Phaeton Drive Melville, NY 11747	112,500 (4)	.76%
Kevin M. Kelly	866,604 (4)	5.79%
Thomas C. Bauer	350,884 (4)	2.38%
Kevin Bohan	350,591 (4)	2.38%
Debra A. DiMaria	180,000 (4)	1.22%
John W. Gazzola	40,000 (4)	.27%
Arne H. Johnson	112,500 (4)	.76%
All the Officers and Directors as a Group (11 persons)	3,628,973 (4)	22.372%

(1)	Unless otherwise indicated, the address of each beneficial owner is the care of Proginet Corporation, 200 Garden City Plaza, Garden City, New York 11530.

(2)
A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days of this proxy statement have been exercised or converted. The percentage of ownership of all officers and directors as a group assumes a base of 16,221,109, consisting of 14,628,609 shares of common stock outstanding as of October 3, 2005 and 1,592,500 options calculated as described above.

(3)	Based on information provided by the reporting person on a Schedule 13G filed with the Securities and Exchange Commission on January 4, 2005.

(4)
The amount of beneficial ownership includes both common stock held and options owned and exercisable with 60 days after October 3, 2004. The specific number of options for each individual is as follows: John C. Daily - 297,059, Dr. E. Kelly Hyslop - 195,294, William Loscalzo - 65,000, Stephen Sternbach - 100,000, Kevin M. Kelly - 338,765, Thomas C. Bauer - 140,882, Kevin Bohan - 128,000, Debra A. DiMaria - 120,000, John W. Gazzola - 40,000, Arne H. Johnson - 112,500, and all officers and directors as a group 1,592,500.

(5)
Based on information provided by the reporting persons on a Schedule 13D/A filed with the SEC on September 23, 2005. The Schedule 13D/A was filed by Vertical Ventures, LLC, Scot Cohen, Richard Abbe and Iroquois Capital L.P. The reporting persons filed an initial statement on Schedule 13D with the SEC on February 14, 2005 rather than amending a prior Schedule 13G on file with the Commission, because the reporting persons may seek to acquire additional shares from time to time and to influence the management of the Company. Consists of 507,689 shares as to which Cohen has sole voting and dispositive power, 201,230 shares as to which Vertical has sole voting and dispositive power and 201,230 shares as to which Iroquois has sole voting and dispositive power. Both Cohen and Abbe, along with Joshua Siliverman, are the officers of both Vertical and Iroquois, and as such Cohen and Abbe may be deemed to have influence over both the voting power and investment power of the shares held by Vertical and Iroquois.  Each of Cohen, Vertical, Abbe and Iroquois expressly disclaims beneficial ownership over any of the shares held by the others.  Mr. Abbe has sole voting and dispositive power with respect to 169,100 shares and Mr. Siliverman does not own any shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the one-year period ended July 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that a Form 4 for each, Mr. John C. Daily, Mr. George T. Hawes, Dr. E. Kelly Hyslop, Mr. William Loscalzo, Mr. Stephen Sternbach, Mr. Kevin M. Kelly, Mr. Thomas C. Bauer, Mr. Kevin Bohan, Ms. Debra A. DiMaria, Mr. John W. Gazzola and Mr. Arne Johnson, was filed late. As of the date hereof, the Company is not aware of other failure to file a required report or to file such report on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS; NOMINEES

At the Annual Meeting, Stockholders will elect six (6) directors to serve until the annual meeting of Stockholders scheduled to be held in the year 2005 and until their respective successors are elected and qualified. Each of the nominees has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies will have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

Information About Nominees

The following table sets forth certain information with respect to the nominees for directors of Proginet Corporation.

Name	Age	Position
John C. Daily (2)	62	Director, Chairman
George T. Hawes (1)	58	Director
Dr. E. Kelly Hyslop (3)	Not Available	Director
William Loscalzo (1)	57	Director
Stephen Sternbach (2)(3)	50	Director
Kevin M. Kelly	59	Director, President and Chief Executive Officer

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Nominating Committee of the Board of Directors.

John C. Daily has been Chairman of the Board since December 1998 and a Director of the Company since 1993. He has been Managing Director and Principal of Christian & Timbers, an executive search firm, since May 1997. Mr. Daily also served as Senior Vice President of Handy HRM, an executive search firm, from 1995 to May 1997; and President and Chief Executive Officer of Image Business Systems, a software development company, from June 1994 to December 1994. Mr. Daily was also CEO of Systems Center, an enterprise software company that was acquired by Sterling Software, and before that he held a series of executive positions at IBM over a 20-year career.

George T. Hawes, CPA, has been a Director of the Company since August 2004 when he was appointed by the Board of Directors. Mr. Hawes who holds a B.B.A. in Accountancy from the University of Notre Dame, has more than 30 years' experience in international finance and business. He has served with such companies as Avon Products Ltd. and Hurdman and Cranston Certified Public Accountants (now part of KPMG). He is currently the president of G.T. Hawes & Co. Inc., a New York based real estate firm. He also sits on the Board of Directors and is Chairman of the Audit Committees of Gentry Resources Limited, a Canadian oil & gas exploration and development company, and Midway Gold Corp., a gold exploration company headquartered in Vancouver, British Columbia.

Dr. E. Kelly Hyslop has been a Director of the Company since September 1996. He practiced as a medical doctor from 1969 through 1995 and is now retired. He has been involved with many public and private emerging growth companies as a strategic and financial advisor. He is currently Chief Executive Officer of various companies in Gibraltar.

William Loscalzo, CPA, has been a Director of the Company since September 2003. Since 1992, Mr. Loscalzo served as the managing member in Loscalzo & Company, LLC, a firm specializing in audit and consulting services for privately held companies. From 1983-1991, Mr. Loscalzo served in the management of various real estate and construction entities and previously spent seven years with Arthur Andersen & Co. Mr. Loscalzo is a member of the American Institute of Certified Public Accountants (AICPA), the New York State Society of CPAs and the New Jersey Society of CPAs and is currently serving on the New Jersey Society of CPA's Accounting and Auditing Standards Committee. He received a Bachelor of Science degree in accounting from Fordham University and a Masters of Business Administration degree in taxation from Baruch College.

Stephen Sternbach has been the Director of the Company since November 1999. Mr. Sternbach has been the President, Chief Executive Officer and Director of Star Multi Care Services, Inc., a health care provider based on Long Island, since 1986. Star Multi Care was publicly traded on the NASDAQ Exchange under the Symbol SMCS, until the Company de-listed and went private in 2003. Mr. Sternbach holds a Masters degree in Public Administration from Syracuse University and a Business degree from Ithaca College.

Kevin M. Kelly is the President and Chief Executive Officer of the Company. Mr. Kelly became President of the Company in June 1994, and had previously served as an outside director for 2 years. From 1992 to June 1994, Mr. Kelly served as Chief Operating Officer of CDC Systems, where he managed an armored car company of over 1500 employees. He was also Senior Vice President of Nationar Bank in New York from 1984 to 1992, a correspondent commercial bank, and previously he was Division Executive and Vice President of Chase Manhattan Bank, a global banking organization. Mr. Kelly holds a Bachelor of Science degree in Mathematics from Iona College.

Information About Non-Director Executive Officers

The following table sets forth certain information with respect to the non-director executive officers of the Company (as of October 3, 2005):

Thomas C. Bauer	49	Chief Technology Officer
Kevin Bohan	36	Chief Information Officer
Debra DiMaria	43	Chief Financial Officer, Corporate Secretary
John W. Gazzola	51	Senior Vice President of Sales
Arne H. Johnson	56	Senior Vice President of Strategic Planning and Marketing

Thomas C. Bauer has served as Chief Technology Officer since February 2003. He is the chief developer of the Xcom file transfer software, Fusion FMS, SecurPass, CyberFusion and SIFT software. From 1985 through 2003, Mr. Bauer served as the Company's Software Development Manager. Mr. Bauer graduated magna cum laude from Adelphi University in 1978 with a Bachelors of Business Administration degree.

Kevin Bohan has served as Chief Information Officer of the Company since February 2003. He joined the Company in 1989 as a Network Engineer, and became manager of Customer Support in 1994. He was named Vice President of Sales and Customer Support in 1998 and served as such through September 2001. In September 2001, Mr. Bohan was named Chief Technology Officer and in February 2003 was appointed Chief Information Officer. Previously, Mr. Bohan served on the Board of Directors of OSINET Corporation, a non-profit standards based software association, and has served as Chairman of the North American Open System Implementers Workshop at the United States National Institute of Standards and Technology. His standards work included work on directory services. Mr. Bohan holds a Bachelor of Arts degree in Accounting from Iona College. Kevin Bohan is Kevin M. Kelly's nephew.

Debra DiMaria has served as Chief Financial Officer and Corporate Secretary of the Company since December 2000. Before coming to Proginet, Ms. DiMaria spent fifteen years with Grant Thornton LLP, an international accounting and consulting firm. A 1985 graduate of St. John's University with a degree in Accounting, Ms. DiMaria earned the professional title of CPA in New York State in 1990. She is a member of the New York State Society of CPAs and the AICPA.

John W. Gazzola joined Proginet in October 2003 as Senior Vice President of Sales. Mr. Gazzola brings 25 years of sales and sales management experience to his role at Proginet. He started his career at ADP in 1979 spending 14 years in various regional and national sales positions. While at JBA International from 1993 to 1999, Mr. Gazzola contributed significantly to that company's growth and market leadership in ERP software solutions for global 2000 companies. From 1999 to 2003, Mr. Gazzola gained additional experience in the B2B sales arena while at Nistevo Corporation. Just prior to joining Proginet, Mr. Gazzola was employed as the Northeast Regional Sales Manager of Comshare Inc. Mr. Gazzola is responsible for the operations and strategic leadership of the direct and indirect sales teams at Proginet.

Arne H. Johnson was appointed Senior Vice President of Strategic Planning and Marketing in November 2002. Previously, Mr. Johnson had served as Vice President of Strategic Planning, Indirect Channels and Systems Engineering of the Company since January 2001. He was also the Company's Vice President of Development from June 1997 to January 2001. From 1992 to June 1997, he served as President of Huntington Consulting Group, a software consulting company, where his clients included J.P. Morgan Investment Management. Mr. Johnson also served as Senior Vice President and Vice President of Nationar Bank, a correspondent commercial bank, from 1985 to 1992, and as Vice President of Chase Manhattan Bank, a global banking organization, from 1978 to 1985. Mr. Johnson holds a Bachelors degree in Systems Engineering from Polytechnic Institute of New York and a Masters of Business Administration degree from Pace University.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances, the Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, matters as to which the Company tends to receive repetitive or duplicative communications or matters as to which the Company would handle in the ordinary course of business.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of Company's Corporate Secretary at 200 Garden City Plaza, Garden City, NY 11530.

Meetings and Committees of the Board of Directors

During the fiscal year ended July 31, 2005, the Board of Directors held nine (9) meetings. During such year, no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served on the Board of Directors, and (ii) the total number of meetings of committees of the Board of Directors held during the period he served on such committees.

Proginet expects and encourages all of the Company's directors to attend the annual meeting of Stockholders. All of the individuals then serving as directors of Proginet attended our 2004 Annual Meeting of Stockholders.

Compensation Committee

The Compensation Committee, which during fiscal year 2004 was comprised of Mr. Sternbach and Mr. Daily, has authority over the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board of Directors with respect to benefit plans and arrangements of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written charter of the Compensation Committee, which was adopted by the Board of Directors on May 28, 2004. The Compensation Committee reviews and assesses the Charter annually and recommends any changes to the Board for approval. The Compensation Committee met two times during fiscal 2005.

Nominating Committee

The Nominating Committee is currently comprised of Dr. Hyslop and Mr. Sternbach. The Board has determined that Dr. Hyslop and Mr. Sternbach both meet the independence requirements under the listing standards of the NASDAQ National Market. The nominating committee met once during fiscal 2005. The duties and responsibilities of the nominating committee are set forth in the written charter of the Nominating Committee, which was adopted by the Board of Directors on May 24, 2004. Their duties include the following:

1.	Oversee the Board evaluation process including conducting periodic evaluations of the performance of the Board as a whole;
2.	Review the composition and size of the Board and determine the criteria for Board memberships;
3.	Evaluate the performance of Board members eligible for re-election and recommend the Director nominees for election to the Board by the stockholders at the annual meeting of stockholders;
4.
Identify, consider and recommend candidates to fill new positions or vacancies on the Board, and review any candidates recommended by stockholders in accordance with the bylaws; in performing these duties, the Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm's fees and other retention terms;

5.	Evaluate director compensation, consulting with outside consultants, as appropriate, and make recommendations to the Board regarding director compensation;
6.	Make recommendations for continuing education of Board members.

Director Candidates

The process followed by the Nominating Committee to identify and evaluate director candidates includes using an executive search firm, requests to Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by Committee members.

In deciding whether to include a candidate in the Board's slate of recommended director nominees, the Nominating Committee will apply criteria set forth in the Nominating Committee Charter. These criteria include the candidate's integrity, business acumen, knowledge of the Company's business and industry, experience, independence and the ability to act in the interests of all stockholders. The Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for any prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating Committee for consideration as director candidates by submitting their names to the Nominating Committee, c/o Corporate Secretary, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders may also directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board, by following the procedures set forth under "Information Concerning Stockholder Proposals".

Audit Committee

The Audit Committee was comprised of Mr. Loscalzo and Mr. Hawes during fiscal year 2005, each of whom meet the independence requirements for audit committee members under the listing standards of the NASDAQ National Market. The Board has determined that Mr. Loscalzo is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

The Audit Committee's function is to nominate independent registered public accountants, subject to approval by the Board of Directors, and to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent registered public accountants' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent registered public accountants and management, and matters of concern to the independent registered public accountants resulting from the audit. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee, as amended, which was adopted by the Board of Directors on May 28, 2003. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The Audit Committee met four times during fiscal 2005. A copy of the Audit Committee Charter, as amended, was filed as an exhibit to the Fiscal 2003 Proxy Statement.

For a copy of Proginet's Compensation Committee Charter, Nominating Committee Charter and Audit Committee Charter, stockholders may visit our corporate website at www.proginet.com or write to: Secretary of the Company, Proginet Corporation, 200 Garden City Plaza, Garden City, NY 11530.

Audit Committee Report

Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent registered public accountants have the responsibility for the audit of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's year ended July 31, 2005, the Audit Committee:

•	reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2005 with management and BDO Seidman, LLP ("BDO"), the Company's independent registered public accountants;

•	discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•
received the written disclosures and the letter from BDO regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also discussed BDO's independence with BDO and considered whether the provision of non-audit services rendered by BDO

•
ensured that all reviews were compatible with maintaining the accountants independence under Securities and Exchange Commission rules governing the independence of a company's outside audit firm (see Proposal 2 below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended July 31, 2005 be included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for that year.

Respectfully,
William Loscalzo, Audit Committee Chairman
George T. Hawes

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ended July 31, 2005, 2004, and 2003, information concerning total compensation paid to our chief executive officer and each of the other executive officers who received in excess of $100,000 for services rendered during the fiscal year ended July 31, 2005, in all capacities to the Company (the "Named Executive Officers"). In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits totaling less than 10% of the total salary and bonus reported. The columns for "Other Annual Compensation" and "All Other Compensation" have been omitted because there is no such compensation required to be reported.

	Annual Compensation			Long - Term Compensation
	$(US)			Awards
Name and Principal Position	FY	Salary $	Bonus $	Options Granted
Kevin M. Kelly Chief Executive Officer and President	05 04 03	224,167 220,000 215,000	- -	20,000 - -
Thomas C. Bauer Chief Technology Officer	05 04 03	153,125 150,000 150,000	- -	20,000 - -
Kevin Bohan Chief Information Officer	05 04 03	141,250 118,500 109,250	- (1) 2,510	20,000 - -
Debra A. DiMaria Chief Financial Officer	05 04 03	155,375 152,250 150,437	- -	20,000 - -
John W. Gazzola Senior Vice President of Sales	05 04(2)	147,537 110,384	(1)23,237 (1)17,000	20,000 30,000
Arne Johnson Senior Vice President of Strategic Planning and Marketing	05 04 03	158,125 155,000 154,166	- -	20,000 - -

(1)	Commission and draw paid on sales license revenue.

(2)	Reflects payment of salary to Mr. Gazzola from October 20, 2003 upon commencement of his employment with the Company through July 31, 2004.

Stock Options

The following table provides information in respect to the stock option grants made to Named Executive Officers during fiscal year 2005. No stock appreciation rights were granted during fiscal year 2005 to the Named Executive Officer(s).

Name	Number of Securities Under Option Grants	% of Total Options Granted to Employee(s) in Fiscal Year	Exercise Price ($U.S)	Expiration Date
Kevin M. Kelly	20,000	6%	1.50	2/23/2015
Thomas C. Bauer	20,000	6%	1.50	2/23/2015
Kevin Bohan	20,000	6%	1.50	2/23/2015
Debra A. DiMaria	20,000	6%	1.50	2/23/2015
John W. Gazzola	20,000	6%	1.50	2/23/2015
Arne Johnson	20,000	6%	1.50	2/23/2015

The following table provides information with respect to the number of outstanding stock options held by each of the Named Executive Officers as of July 31, 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In The Money Options at Fiscal Year End (1)
Name of Executive Officer	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin M. Kelly	338,765	-	$16,000	-
Thomas C. Bauer	140,882	-	-	-
Kevin Bohan	128,000	-	$11,440	-
Debra DiMaria	120,000	-	$ 8,000	-
John W. Gazzola	30,000	20,000	-	-
Arne H. Johnson	112,500	-	$ 9,000	-

(1) Represents the fair market value of one share of our common stock at July 31, 2005, minus the exercise price.

There were no stock options exercised by any of the Named Executive Officers for the fiscal year ending July 31, 2005.

Director Compensation

The Company compensates its non-employee directors $2,000 each per fiscal quarter, if a meeting is held and grants 20,000 stock options annually at the fair market value on the date of grant. The Company also compensates directors for reasonable expenses incurred in attending meetings of the Board of Directors.

Management Contracts and Change-In-Control Agreements

The Company has entered into "management agreements" with each of the Named Executive Officers. If a change of control in the Company occurs, these agreements provide:

•
A lump sum payment equal to the present value of the aggregate of the executive's base compensation (equal to the highest rate of base compensation in effect during the three-year period immediately preceding the termination) for a six month period (Kevin M. Kelly - eighteen month period) following the termination and the aggregate amount of annual bonuses (equal to the highest aggregate amount of such bonuses that the executive received in any one of the three years preceding the termination) that the executive would have received for the six month period (Kevin M. Kelly - eighteen month period) following the termination.

•	Continuation at the Company's expense of all benefits to which the executive was entitled prior to termination for a period of six months (Kevin M. Kelly - eighteen months).

There are no other Management Contracts or Change in Control Agreements for any of the executives or employees of the Company.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2

RATIFICATION AND APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has appointed BDO Seidman, LLP, as the independent registered public accountants of the Company for the fiscal year ending July 31, 2006, subject to ratification by the Stockholders. The firm of BDO Seidman, LLP has audited the books of the Company since fiscal year 2003. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting to respond to questions from Stockholders and to make a statement if such representative desires to do so.

Independent Accountant Fees

The following table summarizes the fees of BDO Seidman, LLP, billed to us for each of the last two years for audit services and for other services:

Fee Category	2005	2004
Audit fees (1)	$109,366	$75,512
Audit-related fees	-	-
Tax fees (2)	6,500	8,500
All other fees	-	-
Total fees	$115,866	$84,012

(1) Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees for tax compliance.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit services and all non-audit services that are to be performed by the Company's independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to its Chairman the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by the Chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

All audit services listed above were approved by the Audit Committee in accordance with the Company's pre-approval policies and procedures.

Vote Required

Ratification of the appointment of BDO Seidman, LLP as the independent registered public accountants of the Company requires the affirmative vote of a majority of the votes cast in person or by proxy, at the Annual Meeting and entitled to vote on this proposal.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 2000 STOCK OPTION PLAN OF PROGINET CORPORATION

Subject to the approval of the stockholders, the Board of Directors has adopted an amendment (the "Amendment") to the 2000 Stock Option Plan of Proginet Corporation (the "Plan") pursuant to which the number of Common Shares available for grant under the Plan shall be increased by 500,000 Common Shares. As of October 3, 2005, there were approximately 159,000 shares remaining available for grant under the Plan and 2,151,000 shares subject to issuance upon the exercise of outstanding stock options. The Plan is designed to provide an incentive to key employees and non-employee directors of, and consultants to, the Company and to offer an additional inducement in obtaining the services of such persons. The proceeds derived from the sale of shares subject to options will be used for general corporate purposes of the Company. All of the Company's approximately 40 employees and its Board of Directors are eligible to receive stock options grants under the Plan.

Equity Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflect in column (a))

Equity compensation plans approved by security holders	2,151,000	$.77	159,000

Equity compensation plans not approved by security holders (1)	100,000	$.22	-

Total	2,251,000	$.75	159,000

(1) Represents warrants issued to a consultant in fiscal 2000 for strategic corporate consulting services. The warrants expire December 2006.

Purpose
The Compensation Committee (the "Committee") firmly believes in the participation by key employees and non-employee directors of, and consultants to, the Company in equity compensation plans, and that such plans provide an excellent incentive and serve to align the interests of these parties with stockholders. Stock options have always been a key element in the Company's compensation programs. The Committee and the Board of Directors, however, recognize that the shares remaining available for issuance pursuant to the Plan, approximately 159,000 as of October 3, 2005, are insufficient to permit the Company to meet the stated purposes of the Plan, i.e. to incentive key employees and non-employee directors of, and consultants to, the Company and to align the interests of those groups with the Company's stockholders. Additional shares will need to be added to the Plan to accommodate future awards. Accordingly, the Board of Directors is requesting the Company's stockholders to consider and approve the Amendment to increase the number of Common Shares reserved for issuance under the Plan.

Summary of the Plan
The following summary of certain material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

ADMINISTRATION
The Plan will be administered by a committee of the Board of Directors (the "Administrators") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. It is also intended that each Administrator will be an "outside director" within the meaning of Section 162(m) of the Code.

Among other things, the Administrators are empowered to determine, within the express limits contained in the Plan: the employees, directors and consultants to be granted options, the times when options shall be granted, whether an option is to be an Incentive Stock Option ("ISO") or a non-qualified stock option ("NQSO") the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option and, with the consent of the optionee, to modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan and to construe the Plan.

TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan will be subject to, among other things, the following terms and conditions:

(a)
The exercise price of each option will be determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

(b)
Options may be granted for terms determined by the Administrators; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

(c)
The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

(d)
The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract ("Contract") entered into by the Company with an optionee permits, in installments. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, in previously acquired shares of the Company's Common Stock in an amount having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or any combination thereof.

(e)
Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

(f)
Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee, director or consultant is terminated for any reason (other than the death or disability of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. However, if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. In the case of the death of an optionee while an employee, director or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. Options are not affected by a change in the status of an optionee so long as he or she continues to be an employee of, or a consultant to, the Company.

(g)
The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

Appropriate adjustments will be made in the number and kind of shares available under the Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the number of shares subject to future grants to non-employee directors and limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is the surviving corporation, exchange of shares or the like. In the event of (i) the liquidation or dissolution of the Company; (ii) a proposed sale of all or substantially all of the assets or outstanding equity of the Company; or (iii) the merger or consolidation of the Company with or into another entity or any other corporate reorganization if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such surviving entity, the Board of Directors of the Company shall, as to outstanding options, either (1) make appropriate provisions for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (2) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

DURATION AND AMENDMENT OF THE PLAN

No option may be granted under the Plan after October 10, 2010. The Board of Directors may at any time terminate or amend the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of options that may be granted to an employee in any calendar year, (b) change the eligibility requirements for persons who may receive options or (c) make any changes for which applicable law or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying securities. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

ISOS EXERCISED WITH CASH

No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

NQSOS EXERCISED WITH CASH

No taxable income will be recognized by an optionee upon the grant of a NQSO. Upon the exercise of a NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to a NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

EXERCISES OF OPTIONS USING PREVIOUSLY ACQUIRED SHARES

If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

ALTERNATIVE MINIMUM TAX

In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. A holder of an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION

We intend to file a Post-Effective Registration Statement on Form S-8 covering the increase in shares of common stock issuable pursuant to the Plan if such increase is approved by the Company's stockholders.

REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

Approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal. Absentations and broker non-votes will not be taken into account in determining the outcomes of the vote on this proposal.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 2000 STOCK OPTION PLAN OF PROGINET CORPORATION.

MISCELLANEOUS

Other Matters

The Board of Directors does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

Information Concerning Stockholder Proposals

Any stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company not later than June 13, 2006 for inclusion in the Company's proxy statement and form of proxy card for that meeting. Notices of stockholder proposals relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy, will be considered untimely, and thus the Company's proxy may confer discretionary authority on the persons named in the proxy with regard to such proposals, if received after August 28, 2006.

Form 10-KSB

Included with this Proxy Statement is the Company's 2005 Annual Report which contains the Company's Form 10-KSB for the fiscal year ended July 31, 2005. The exhibits to the Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005 may be obtained by any stockholder without charge upon written request to the Corporate Secretary, at the Company's principal offices, 200 Garden City Plaza, Garden City, NY 11530. The Company's filings can also be found at http://www.sec.gov.

By Order of the Board of Directors

John C. Daily
Chairman

Garden City, New York
October 3, 2005

EXHIBIT A

2000 STOCK OPTION PLAN OF PROGINET CORPORATION, as amended September 26, 2005

1.PURPOSE OF THE PLAN. This stock option plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees, of Proginet Corporation, a Delaware corporation (the "Company"), or any of its Subsidiaries (as such term is defined in Paragraph 19), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 2(b) and Paragraph 12, the aggregate number of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), for which options may be granted under the Plan shall not exceed 852,100. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. (b) In the event that options in respect of shares of Common Stock previously granted pursuant to the Company's Equity Incentive Plan (amended and restated as of February 21, 1995) and the Company's 1997 Stock Option Plan (collectively, the "Prior Plans") become void, expire, are cancelled, terminate unexercised, or cease for any reason whatsoever to be exercisable (the "Voided Options"), the aggregate number of shares of Common Stock for which options may be granted under the Plan shall increase by an amount equal to the number of Voided Options in any instance, provided, that in no event shall the aggregate number of shares of Common Stock available under the Plan and the Prior Plans exceed 3,000,000.

3. ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board of Directors, or by a committee (the "Committee") consisting of two or more directors appointed by the Board of Directors. Those administering the Plan shall be referred to herein as the "Administrators." Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board of Directors to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Board or the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Board or the Committee. Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine the persons who shall be granted options; the times when they shall receive options; whether an option granted to an employee shall be an ISO or a NQSO; the type (i.e., voting or non-voting) and number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the exercise of all or any portion of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company, its Parent (if any) (as such term is defined in Paragraph 19) and any Subsidiaries, (b) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (c) the period of continued employment of the optionee with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other B-2 amounts; whether an optionee has a Disability (as such term is defined in Paragraph 19); with the consent of the optionee, to cancel or modify an option, provided, however, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification; provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders, in order to be exempt under Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Paragraph 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

4. ELIGIBILITY. The Administrators may from time to time, consistent with the purposes of the Plan, grant options to such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, and to such directors of the Company who, at the time of grant, are not common law employees of the Company or of any of its Subsidiaries, as the Administrators may determine in their sole discretion. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion; provided, however, that if on the date of grant of an option, any class of common stock of the Company (including without limitation the Common Stock) is required to be registered under Section 12 of the Exchange Act, the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan shall be 250,000 shares; provided, further, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO B-3 shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant. The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the closing sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the NASDAQ Stock Market ("NASDAQ"), and (i) if actual sales price information is available with respect to the Common Stock, the closing sales prices per share of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the closing bid and the asked prices per share for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the closing bid and asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service as determined in the sole discretion of the Administrators; provided, however, that if clauses (a), (b) and (c) of this Paragraph 5 are all inapplicable because the Company's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

6. TERM. Each option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7. EXERCISE. An option (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefore (or the amount due on exercise if the applicable Contract permits installment payments) (a) in cash and/or by certified check, (b) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value (determined in accordance with Paragraph 5), on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any option until all required payments with respect thereto, including payments for any required withholding amounts, have been made. The Administrators may, in their sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the optionee's irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. An optionee shall not have the rights of a stockholder with respect to such shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the optionee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company, its Parent and any of its Subsidiaries, has terminated for any reason other than the death or Disability of the optionee may exercise any option granted to the optionee as an employee or consultant, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for Cause (as defined in Paragraph 19), or (b) without the consent of the Company, such option shall terminate immediately. For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to re-employment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. Except as may otherwise be expressly provided in the applicable Contract, an optionee whose directorship with the Company has terminated for any reason other than the optionee's death or Disability may exercise the options granted to the optionee as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if the optionee's directorship is terminated for Cause or without the consent of the Company, such option shall terminate immediately. Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ or as a consultant of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is employed by, or a consultant to, the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of the optionee's employment or consulting relationship with the Company, its Parent and its Subsidiaries (unless such termination was for Cause or without the consent of the Company) or (c) within one year following the termination of such employment or consulting relationship by reason of the optionee's Disability, the options granted to the optionee as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative (as such term is defined in Paragraph 19), at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company, its Parent and its Subsidiaries has terminated by reason of the optionee's Disability may exercise such options, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while the optionee is a director of the Company, (b) within three months after the termination of the optionee's directorship with the Company (unless such termination was for Cause) or (c) within one year after the termination of the optionee's directorship by reason of the optionee's Disability, the options granted to the optionee as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, an optionee whose directorship with the Company has terminated by reason of Disability, may exercise such options, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

10. COMPLIANCE WITH SECURITIES LAW. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the B-6 "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current. The Administrators may require, in their sole discretion, as a condition to the grant or exercise of an option, that the optionee execute and deliver to the Company the optionee's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, NASDAQ or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Common Stock thereunder, such option may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee. Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each option and Contract need not be identical.

12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the maximum number of shares subject to options that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefore. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 12 if such adjustment (a) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such option), or (b) would be considered as the adoption of a new plan requiring stockholder approval. Except as may otherwise be expressly provided in the applicable Contract, in the event of (i) a proposed dissolution or liquidation of the Company, or (ii) a proposed sale of all or substantially all of the assets or outstanding equity of the Company, or (iii) the merger or consolidation of the Company with or into another entity or any other corporate reorganization if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity, the Board of Directors of the Company shall, as to outstanding options, either (1) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (2) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on October 10, 2000 and amended on September 26, 2005. No option may be granted under the Plan after October 10, 2010. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the maximum number of shares for which options may be granted to employees in any calendar year, (b) change the eligibility requirements for individuals entitled to receive options hereunder, or (c) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of an optionee under any option granted under the Plan B-8 without such optionee's consent. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

14. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or the optionee's Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

15. WITHHOLDING TAXES. The Company, or its Subsidiary or Parent, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option or a combination of cash and shares, having an aggregate fair market value (determined in accordance with Paragraph 5) equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the optionee to pay to the Company such amount, in cash, promptly upon demand.

16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

17. USE OF PROCEEDS. The cash proceeds to be received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

19. DEFINITIONS. (a) "Cause", in connection with the termination of an optionee, shall mean (i) "cause," as such term (or any similar term, such as "with cause") is defined in any employment, consulting or other applicable agreement for services between the Company and such optionee, or (ii) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Company and such optionee pursuant to Paragraph 11, or (iii) in the absence of both of the foregoing, (A) indictment of such optionee for any illegal conduct, (B) failure of such optionee to adequately perform any of the optionee's duties and responsibilities in any capacity held with the Company, any of its Subsidiaries or any Parent (other than any such failure resulting solely from such optionee's physical or mental incapacity), (C) the commission of any act or failure to act by such optionee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, (D) any violation by such optionee of any Company rule or policy, or (E) any violation by such optionee of the requirements of such Contract, any other contract or agreement between the Company and such optionee or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (E), as determined by the Board of Directors. (b) "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation. (c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code. (d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan. (e) "Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code. (f) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

20. GOVERNING LAW. The Plan, such options as may be granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict or choice of law provisions. Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

22. STOCKHOLDER APPROVAL. The amended terms of the Plan shall be subject to approval by (a) the holders of a majority of the votes present in person or by proxy entitled to vote hereon at a duly held meeting of the Company's stockholders at which a quorum is present or (b) the Company's stockholders acting in accordance with the provisions of Section 228 of the Delaware General Corporation Law. No options granted pursuant to the amended terms of the Plan may be exercised prior to such approval, provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the amended terms of the Plan are not approved by a vote of the stockholders of the Company on or before November 22, 2005, any options granted pursuant to the amended terms of the Plan hereunder shall terminate.